SEVERANCE AGREEMENT

                  THIS AGREEMENT is entered into as of the 24th day of September, 1997 among Bell Sports Corp., a Delaware corporation (the "Company"), Bell Sports Canada Inc., a corporation existing under the laws of Canada and an indirect wholly owned subsidiary of the Company (the "Subsidiary"), and Robert Alan McCaughen ("the Executive").

                               W I T N E S S E T H

                  WHEREAS, the Executive currently serves as a key employee of the Subsidiary and his services and knowledge are valuable to the Company and the Subsidiary in connection with the management of the operating facilities, divisions and departments of the Subsidiary; and

                  WHEREAS, the Board (as defined in Section 1) has determined that it is in the best interests of the Company and its stockholders to secure the Executive's continued services and to ensure the Executive's continued dedication and objectivity in the event of any threat or occurrence of, or negotiation or other action that could lead to, or create the possibility of, a Change in Control (as defined in Section 1) of the Company, without concern as to whether the Executive might be hindered or distracted by personal uncertainties and risks created by any such possible Change in Control, and to encourage the Executive's full attention and dedication to the Company, the Board has authorized the Company to enter into this Agreement.

                  NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, the Company and the Executive hereby agree as follows:

                  1. Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below:

                  (a) "Board" means the Board of Directors of the Company.

                  (b) "Cause" means (1) a material breach by the Executive of those duties and responsibilities of the Executive which do not differ in any material respect from the duties and responsibilities of the Executive during the 90-day period immediately prior to a Change in Control (other than as a result of incapacity due to physical or mental illness) which is demonstrably willful and deliberate on the Executive's part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach or (2) the commission by the Executive of a felony involving moral turpitude.

                  (c) "Change in Control" means:

                  (1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if, immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (i), (ii) and (iii) of subsection
(3) of this Section (1)(c) shall be satisfied; and provided further that, for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 20% or more of the Outstanding Company Common Stock or 20% or more of the Outstanding Company Voting Securities by reason of an acquisition by the Company and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

                  (2) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least 66-2/3% of such Board; provided, however, that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least 66-2/3% of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board;

                  (3)  approval  by  the   stockholders  of  the  Company  of  a
reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation, (i) more than 60% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and more than 60% of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation and in substantially the same proportions relative to each other as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or the corporation resulting from such reorganization, merger or consolidation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of such corporation or 20% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and
(iii) at least 66-2/3% of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger or consolidation; or

                  (4) approval by the stockholders of the Company of (i) a plan of complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition, (A) more than 60% of the then outstanding shares of common stock thereof and more than 60% of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and the Outstanding Company

Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock thereof or 20% or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors and (C) at least 66-2/3% of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition.

                  (d) "Code" means the Internal Revenue Code of 1986, as amended.

                  (e) "Date of Termination" means (1) the effective date on which the Executive's employment by the Company or the Subsidiary terminates as specified in a prior written notice by the Company or the Executive, as the case may be, to the other, delivered pursuant to Section 11 or (2) if the Executive's employment by the Company and the Subsidiary terminates by reason of death, the date of death of the Executive.

                  (f) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (g) "Good Reason" means, without the Executive's express written consent, the occurrence of any of the following events after a Change in
Control:

                  (1) any of (i) the assignment to the Executive of any duties inconsistent in any material respect with the Executive's position(s), duties, responsibilities or status with the Company or the Subsidiary immediately prior to such Change in Control, (ii) a change in the Executive's reporting responsibilities, titles or offices with the Company or the Subsidiary as in effect immediately prior to such Change in Control, (iii) any removal or involuntary termination of the Executive from the Company or the Subsidiary otherwise than as expressly permitted by this Agreement or any failure to re-elect the Executive to any position with the Company or the Subsidiary held by the Executive immediately prior to such Change in Control or (iv) any breach by the Company or the Subsidiary of any employment agreement among the Company and/or the Subsidiary and the Executive then in effect;

                  (2) a reduction by the Company or the Subsidiary in the Executive's rate of annual base salary as in effect immediately prior to such Change in Control or as the same may be increased from time to time thereafter;

                  (3) any requirement of the Company or the Subsidiary that the Executive be based anywhere other than at the facility where the Executive is located at the time of the Change in Control;

                  (4)  the  failure  of the  Company  or the  Subsidiary  to (i)
continue in effect any employee benefit plan or compensation plan in which the Executive is participating immediately prior to such Change in Control, unless the Executive is permitted to participate in other plans providing the Executive with substantially comparable benefits, or the taking of any action by the Company or the Subsidiary which would adversely affect the Executive's participation in or materially reduce the Executive's benefits under any such plan, (ii) provide the Executive and the Executive's dependents welfare benefits (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) in accordance with the most favorable plans, practices, programs and policies of the Company and its affiliated companies in effect for the Executive immediately prior to such Change in Control or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies, (iii) provide fringe benefits in accordance with the most favorable plans, practices, programs and policies of the Company and its affiliated companies in effect for the Executive immediately prior to such Change in Control or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies, (iv) provide the Executive with paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and its affiliated companies as in effect for the Executive immediately prior to such Change in Control or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies, or (v) reimburse the Executive promptly for all reasonable employment expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures of the Company and its affiliated companies in effect for the Executive immediately prior to such Change in Control, or if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies; or

                  (5) the failure of the Company to obtain the assumption agreement from any successor as contemplated in Section 10(b).

                  For purposes of this Agreement, any good faith determination of Good Reason made by the Executive shall be conclusive; provided, however, that an isolated, insubstantial and inadvertent action taken in good faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive shall not constitute Good Reason.

                  (h) "Nonqualifying Termination" means a termination of the Executive's employment (1) by the Company or the Subsidiary for Cause, (2) by the Executive for any reason other than a Good Reason, (3) as a result of the Executive's death or (4) by the Company and the Subsidiary due to the Executive's absence from his duties with the Company and the Subsidiary on a full-time basis for at least 180 consecutive days as a result of the Executive's incapacity due to physical or mental illness.

                  (i) "Termination Period" means the period of time beginning with a Change in Control and ending on the earliest to occur of (1) the Executive's death and (2) two years following such Change in Control.

                  2. Obligations of the Executive. The Executive agrees that in the event any person or group attempts a Change in Control, he shall not voluntarily leave the employ of the Company or the Subsidiary without Good Reason (a) until such attempted Change in Control terminates or (b) if a Change in Control shall occur, until 90 days following such Change in Control. For purposes of the foregoing subsection (a), Good Reason shall be determined as if a Change in Control had occurred when such attempted Change in Control became known to the Board.

                  3. Payments Upon Termination of Employment.

                  (a) If during the Termination Period the employment of the Executive shall terminate, other than by reason of a Nonqualifying Termination, then the Company shall pay to the Executive (or the Executive's beneficiary or estate), as compensation for services rendered to the Company and the
Subsidiary:

                  (1) within 30 days following the Date of Termination, a lump-sum cash amount equal to the sum of:

                  (i) the Executive's full annual base salary from the Company and its affiliated companies through the Date of Termination, to the extent not theretofore paid,

                  (ii) the Executive's annual bonus in an amount at least equal to the average annualized (for any fiscal year consisting of less than 12 full months) bonus paid or payable, including by reason of any deferral, to the Executive by the Company and its affiliated companies in respect of the three fiscal years of the Company immediately preceding the fiscal year in which the Change in Control occurs, multiplied by a fraction, the numerator of which is the number of days in the fiscal year in which the Date of Termination occurs through the Date of Termination and the denominator of which is 365 or 366, as applicable, and

                  (iii) any compensation previously deferred by the Executive (together with any interest and earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid; plus

                  (2) within 30 days following the Date of Termination, a lump-sum cash amount in an amount equal to the Executive's highest annual base salary from the Company and its affiliated companies in effect during the 12-month period prior to the Date of Termination; provided, however, that any amount paid pursuant to this Section 3(a)(2) shall be paid in lieu of any other amount of severance relating to salary or bonus continuation to be received by the Executive upon termination of employment of the Executive under any severance plan, policy or arrangement of the Company.

                  (b) (1) For a period of one year commencing on the Date of Termination, the Company shall continue to keep in full force and effect all medical, dental, accident, disability and life insurance plans with respect to the Executive and his dependents with the same level of coverage, upon the same terms and otherwise to the same extent as such plans shall have been in effect immediately prior to the Date of Termination. Notwithstanding the foregoing sentence, if any of the medical, dental, accident, disability or life insurance plans then in effect generally with respect to other peer executives of the Company and its affiliated companies would be more favorable to the Executive, such plan coverage shall be substituted for the analogous plan coverage provided to the Executive immediately prior to the Date of Termination, and the Company or the Subsidiary, as the case may be, and the Executive shall share the costs of such plan coverage in the same proportion as such costs were shared immediately prior to the Date of Termination. The obligation of the Company and the Subsidiary to continue coverage of the Executive and the Executive's dependents under such plans shall cease at such time as the Executive and the Executive's dependents obtain comparable coverage under another plan, including a plan maintained by a new employer. Execution of this Agreement by the Executive shall not be considered a waiver of any rights or entitlements the Executive and the Executive's dependents may have under applicable law to continuation of coverage under the group medical plan maintained by the Company or its affiliated companies.

                  (2) The Company shall reimburse the Executive for Executive's expenditures for obtaining outplacement services, provided that the Company shall have no obligation to reimburse the Executive in an amount which exceeds 10% of the Executive's highest annual base salary from the Company and its affiliated companies in effect during the 12-month period prior to the Date of Termination.

                  (c) If during the Termination Period the employment of the Executive shall terminate by reason of a Nonqualifying Termination, then the Company shall pay to the Executive within 30 days following the Date of Termination, a lump-sum cash amount equal to the sum of (1) the Executive's full annual base salary from the Company and its affiliated companies through the Date of Termination, to the extent not theretofore paid and (2) any compensation previously deferred by the Executive (together with any interest and earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid.

                  4. Certain Reductions in Payments.

                  (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company or its affiliated companies to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any adjustment required under this Section 4) (in the aggregate, the "Total Payments") would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), and if it is determined that (A) the amount remaining after the Total Payments are reduced by an amount equal to the Excise Tax is less than (B) the maximum amount that may be paid or distributed to or for the benefit of the Executive without resulting in the imposition of the Excise Tax, then the payments due hereunder shall be reduced so that the Total Payments are One Dollar ($1) less than such maximum amount.

                  (b) All determinations required to be made under this Section 4, including whether and when a reduction in the amount payable hereunder pursuant to Section 4(a) is required and the amount of any such reduction and the assumptions to be utilized in arriving at such determination, shall be made by the Company's public accounting firm (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company or the Executive. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Executive shall appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company, the Subsidiary and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that the reduction in the amount payable hereunder pursuant to Section 4(a) will not have been made consistent with the calculations required to be made hereunder. In that event the Executive thereafter shall promptly pay to the Company the amount of the required reduction.

                  5. Withholding Taxes. The Company may withhold, or in the event of payments made by the Subsidiary, the Subsidiary may withhold, from all payments due to the Executive (or his beneficiary or estate) hereunder all taxes which, by applicable federal, state, local or other law, the Company or the Subsidiary, as the case may be, is required to withhold therefrom.

                  6. Reimbursement of Expenses. If any contest or dispute shall arise under this Agreement involving termination of the Executive's employment with the Company or the Subsidiary or involving the failure or refusal of the Company or the Subsidiary to perform fully in accordance with the terms hereof, the Company shall reimburse the Executive on a current basis, for all legal fees and expenses, if any, incurred by the Executive in connection with such contest or dispute, together with interest at a rate equal to the Prime Rate as published in the "Money Rates" section of The Wall Street Journal, but in no event higher than the maximum legal rate permissible under applicable law, such interest to accrue from the date the Company receives the Executive's statement for such fees and expenses through the date of payment thereof; provided, however, that in the event the resolution of any such contest or dispute includes a finding denying, in total, the Executive's claims in such contest or dispute, the Executive shall be required to reimburse the Company, over a period of 12 months from the date of such resolution, for all sums advanced to the Executive pursuant to this Section 6.

                  7. Operative Event. Notwithstanding any provision herein to the contrary, no amounts shall be payable hereunder unless and until there is a Change in Control at a time when the Executive is employed by the Company and the Subsidiary.

                  8. Termination of Agreement.

                  (a) This Agreement shall be effective on the date hereof and shall continue until terminated by the Company as provided in paragraph (b) of this Section 8; provided, however, that this Agreement shall terminate in any event upon the first to occur of (i) the Executive's death and (ii) termination of the Executive's employment with the Company prior to a Change in Control.

                  (b) The Company shall have the right prior to a Change in Control, in its sole discretion, pursuant to action by the Board, to approve the termination of this Agreement, which termination shall not become effective until the date fixed by the Board for such termination, which date shall be at least 180 days after notice thereof is given by the Company to the Executive in accordance with Section 11; provided, however, that no such action shall be taken by the Board during any period of time when the Board has knowledge that any person has taken steps reasonably calculated to effect a Change in Control until, in the opinion of the Board, such person has abandoned or terminated its efforts to effect a Change in Control; and provided further, that in no event shall this Agreement be terminated in the event of a Change in Control.

                  9. Scope of Agreement. Nothing in this Agreement shall be deemed to entitle the Executive to continued employment with the Company or its subsidiaries, and if the Executive's employment with the Company shall terminate prior to a Change in Control, then the Executive shall have no further rights under this Agreement; provided, however, that any termination of the Executive's employment following a Change in Control shall be subject to all of the provisions of this Agreement.

                  10. Successors; Binding Agreement.

                  (a) This Agreement shall not be terminated by any merger or consolidation of the Company whereby the Company is or is not the surviving or resulting corporation or as a result of any transfer of all or substantially all of the assets of the Company. In the event of any such merger, consolidation or transfer of assets, the provisions of this Agreement shall be binding upon the surviving or resulting corporation or the person or entity to which such assets are transferred.

                  (b) The Company agrees that concurrently with any merger, consolidation or transfer of assets referred to in paragraph (a) of this Section 10, it will cause any successor or transferee unconditionally to assume, by written instrument delivered to the Executive (or his beneficiary or estate), all of the obligations of the Company hereunder. Failure of the Company to obtain such assumption prior to the effectiveness of any such merger, consolidation or transfer of assets shall be a breach of this Agreement and shall entitle the Executive to compensation and other benefits from the Company in the same amount and on the same terms as the Executive would be entitled hereunder if the Executive's employment were terminated following a Change in Control other than by reason of a Nonqualifying Termination. For purposes of implementing the foregoing, the date on which any such merger, consolidation or transfer becomes effective shall be deemed the Date of Termination.

                  (c) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amounts would be payable to the Executive hereunder had the Executive continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to such person or persons appointed in writing by the Executive to receive such amounts or, if no person is so appointed, to the Executive's estate.

                  11.  Notice.

                  (a) For purposes of this Agreement, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered or five days after deposit in the United States mail, certified and return receipt requested, postage prepaid, addressed (1) if to the Executive, to his residence as reflected on the books and records of the Company and if to the Company, to Bell Sports Corp., 6350 San Ignacio Avenue, San Jose, California 95119 attention President, with copies to the Secretary and the Chairman of the Compensation Committee of the Board of Directors of Bell Sports Corp., or (2) to such other address as a party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                  (b) A written notice of the Executive's Date of Termination by the Company or the Executive, as the case may be, to the other, shall (i) indicate the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) specify the termination date (which date shall be not less than 15 days after the giving of such notice). The failure by the Executive or the Company to set forth in such notice any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

                  12. Full Settlement; Resolution of Disputes.

                  (a) The Company's obligation to make any payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, such amounts shall not be reduced whether or not the Executive obtains other employment.

                  (b) If there shall be any dispute between the Company and the Executive in the event of any termination of the Executive's employment, then, unless and until there is a final, nonappealable judgment by a court of competent jurisdiction declaring that such termination was for Cause, that the determination by the Executive of the existence of Good Reason was not made in good faith, or that the Company is not otherwise obligated to pay any amount or provide any benefit to the Executive and his dependents or other beneficiaries, as the case may be, under paragraphs (a) and (b) of Section 3, the Company shall pay all amounts, and provide all benefits, to the Executive and his dependents or other beneficiaries, as the case may be, that the Company would be required to pay or provide pursuant to paragraphs (a) and (b) of Section 3 as though such termination were by the Company without Cause or by the Executive with Good Reason; provided, however, that the Company shall not be required to pay any disputed amounts pursuant to this paragraph except upon receipt of an undertaking by or on behalf of the Executive to repay all such amounts to which the Executive is ultimately adjudged by such court not to be entitled.

                  13. Employment with Subsidiaries. Employment with the Company for purposes of this Agreement shall include employment with any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities of such corporation or other entity entitled to vote generally in the election of directors.

                  14. Governing Law; Validity. The interpretation, construction and performance of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California without regard to the principle of conflicts of laws. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which other provisions shall remain in full force and effect.

                  15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

                  16. Joint and Several Obligation. Each duty and obligation of the Company hereunder shall be the joint and several duty and obligation of the Company and the Subsidiary.

                  17. Miscellaneous. No provision of this Agreement may be modified or waived unless such modification or waiver is agreed to in writing and signed by the Executive, by a duly authorized officer of the Company and by a duly authorized officer of the Subsidiary. No waiver by a party hereto at any time of any breach by another party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Failure by the Executive, the Company or the Subsidiary to insist upon strict compliance with any provision of this Agreement or to assert any right the Executive, the Company or the Subsidiary may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement. The rights of, and benefits payable to, the Executive, his estate or his beneficiaries pursuant to this Agreement are in addition to any rights of, or benefits payable to, the Executive, his estate or his beneficiaries under any other employee benefit plan or compensation program of the Company.

                  IN WITNESS WHEREOF, the Company and the Subsidiary have each caused this Agreement to be executed by a duly authorized officer of the Company or the Subsidiary, as the case may be, and the Executive has executed this Agreement as of the day and year first above written.


                                                BELL SPORTS CORP.


                                                By: /s/ Terry G. Lee
                                                   ----------------------------
                                                   Terry G. Lee
                                                   Chairman of the Board and
                                                   Chief Executive Officer


                                                BELL SPORTS CANADA INC.


                                                By: /s/ Terry G. Lee
                                                   ----------------------------
                                                   Terry G. Lee
                                                   Chairman


                                                    /s/ Robert Alan McCaughen
                                                   -----------------------------
                                                   Robert Alan McCaughen
                                      -14-